UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2009 ev3 Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51348 (Commission File Number)	32-0138874 (I.R.S. Employer Identification Number)

9600 54th Avenue North, Suite 100 Plymouth, Minnesota (Address of Principal Executive Offices)	55442 (Zip Code)
(763) 398-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (e) On February 18, 2009, the compensation committee of ev3 Inc. approved the ev3 Inc. 2009 Employee Performance Incentive Compensation Plan. Under the terms of the plan, participants, including ev3’s executive officers, are eligible to earn annual cash bonuses based on ev3’s financial performance and individual objectives. The plan is designed to reward all eligible employees for achieving annual goals and to closely align their accomplishments with the interests of ev3’s stockholders. Each plan participant has an annual incentive target bonus under the plan, expressed as a percentage of his or her annual base salary. Each plan participant’s target bonus percentage is based on the individual’s level of responsibility within the company. The target bonus percentages, expressed as a percentage of annual base salary, for certain of ev3’s executive officers, including the executive officers named in ev3’s most recent proxy statement in connection with ev3’s most recent annual meeting of stockholders, are as follows: Robert J. Palmisano, President and Chief Executive Officer (100%); Pascal E.R. Girin, Executive Vice President and President, Worldwide Neurovascular and International (65%); Stacy Enxing Seng, Executive Vice President and President, U.S. Peripheral Vascular (65%); and Shawn McCormick, Senior Vice President, Chief Financial Officer and Treasurer (60%). Each plan participant’s annual bonus payment under the plan is determined by multiplying the participant’s target bonus amount (the participant’s target bonus percentage times his or her annual base salary) by a payout percentage equal to between 0% and 150% and determined based on the achievement of corporate financial goals, as well as, in the case of Mr. Girin and Ms. Enxing Seng, additional divisional financial goals, and non-financial individual objectives. The corporate and divisional financial goals under the plan for 2009 are based on ev3’s revenue and operating profit (loss) for 2009 and days sales outstanding and inventory days on hand as of December 31, 2009, each as compared with target amounts.
Item 9.01 Financial Statements and Exhibits.
     (d)   Exhibits.

Exhibit No.	Description
10.1	ev3 Inc. 2009 Employee Performance Incentive Compensation Plan (filed herewith)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2009	ev3 INC.

	By:	/s/ Kevin M. Klemz
Name: Kevin M. Klemz
Title: Senior Vice President, Secretary and Chief Legal Officer

ev3 INC.
CURRENT REPORT ON FORM 8-K
EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
10.1	ev3 Inc. 2009 Employee Performance Incentive Compensation Plan	Filed herewith